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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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
Advanced Micro Electronics AS............................... Norway
Aristo Medical Products, Inc................................ California
Corrigan Canada Ltd......................................... Canada
Ferson Optics, Inc.......................................... California
Metorex Security Products, Inc.............................. California
Metorex Security Products OY................................ Finland
Opto Sensors (Singapore) Pte Ltd............................ Singapore
Opto Sensors (Malaysia) Sdn. Bhd............................ Malaysia
Opto Sensors--FSC, Inc...................................... U.S. Virgin Islands
OSI Electronics, Inc........................................ California
OSI Fibercomm, Inc.......................................... California
OSI Medical, Inc............................................ Florida
Osteometer MediTech A/S..................................... Denmark
Osteometer MediTech USA..................................... California
Rapiscan Asia Pte Ltd....................................... Singapore
Rapiscan Consortium (M) Sdn. Bhd............................ Malaysia
RapiTec, Inc................................................ California
Rapiscan Security Products Limited.......................... United Kingdom
Rapiscan Security Products (U.S.A.), Inc.................... California
Silicon Microstructures, Inc................................ California
UDT Sensors, Inc............................................ California
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